                                                           Exhibit No. EX-23.h.8

                        MASTER-FEEDER SERVICES AGREEMENT

     AGREEMENT  made  as of  May  1,  2006,  by and  between  GARTMORE  VARIABLE
INSURANCE  TRUST, a Delaware  statutory  trust  (hereinafter  referred to as the
"Trust") on behalf of each of the Trust's series listed on Appendix A hereto, as said appendix may be amended from time to time (each a "Fund," and collectively, the  "Funds"),  and  GARTMORE  SA  CAPITAL  TRUST,  a Delaware  statutory  trust
(hereinafter referred to as the "Service Provider").

                                   WITNESSETH:

     WHEREAS,  the  Trust is  engaged  in  business  as an  open-end  management investment  company  registered  under the  Investment  Company Act of 1940,  as amended (hereinafter referred to as the "Investment Company Act"); and

     WHEREAS, the Board of Trustees of the Trust (the "Trustees") are authorized to establish separate series relating to separate portfolios of securities, each of which may offer separate classes of shares; and

     WHEREAS, the Trustees have established and designated each Fund as a series of the Trust; and

     WHEREAS,  the Trust  desires  to retain  the  Service  Provider  to provide master-feeder operational support services to each Fund in the manner and on the terms hereinafter set forth; and

     WHEREAS,   the  Service  Provider  is  willing  to  provide   master-feeder
operational support services to each Fund on the terms and conditions  hereafter set forth;

     NOW,  THEREFORE,  in  consideration  of  the  premises  and  the  covenants hereinafter  contained,  the  Trust and the  Service  Provider  hereby  agree as follows:

ARTICLE I.       DUTIES OF THE SERVICE PROVIDER

     (a) General Duties. The Trust hereby employs the Service Provider to direct the  master-feeder  operational  support services  described  below,  subject to review by and overall  control of the Trustees,  for the period and on the terms and conditions set forth in this Agreement.  The Service Provider hereby accepts such employment and agrees that, during such period,  at the Service  Provider's own expense,  to render,  or arrange for the  rendering of, such services and to assume  the  obligations  herein  set forth for the  compensation  provided  for herein.  The Trust acknowledges that certain services provided for hereunder may
be  performed  by  entities  that  are   affiliates  of  the  Service   Provider
("Affiliates"),  although in any such instance the Service Provider shall remain liable to the Trust therefore. The Service Provider and its Affiliates,  for all purposes  herein,  shall be deemed to be  independent  contractors  and,  unless otherwise  expressly  provided or  authorized,  have no  authority to act for or represent  the Trust or any Fund in any way or otherwise be deemed agents of the
Trust or any Fund.

     (b)  Master-Feeder  Services.  The Service Provider shall provide effective operational  support for the Trust and each Fund that invests all of said Fund's
net  assets  in  another  investment  company  with  the  identical   investment
objectives  and  policies  (herein  each a "Feeder  Fund"  and a "Master  Fund,"
respectively),  including the services required of the Feeder Funds as set forth in a Master-Feeder Participation Agreement between the Trust on behalf of one or more Feeder Funds and a Master Fund (the "Participation Agreement"). The Service
Provider  shall arrange for or conduct the full  operations of the Feeder Funds, such duties and obligations to include, but not be limited to:

     (i) providing  information  to the Board of Trustees to enable the Trustees to make all necessary decisions of whether to invest the assets of a Feeder Fund in shares of a particular Master Fund, if any;

     (ii) monitoring the ongoing  investment  performance of the Master Fund and
its  respective  service   providers,   and  the  level  of  expenses  borne  by
shareholders of the Master Fund;

     (iii) coordination with the Master Fund's board of directors,  officers and service providers to obtain all information, reports, certifications, signatures and other  materials  necessary  for the  composition  and  filing of the Feeder
Fund's  registration  statements,   shareholder  reports  and  other  disclosure
materials;

     (iv)  coordinating  financial  statement  reports  with those of the Master
Fund;

     (v)  coordination  with the Master Fund's board of directors,  officers and service providers to obtain all information, reports, certifications, signatures and other materials necessary to enable the Feeder Funds to prepare and maintain such processes, materials and/or reports (including effecting the filing thereof with  the  appropriate  regulatory  agencies)  as may be  necessary  or  prudent pursuant to the Sarbanes-Oxley Act of 2002;

     (vi) effecting daily trades into or from the Master Fund, settling all such transactions and performing trading and settlement reconciliations;

     (vii)  establishing and maintaining  operational  connectivity  between the
Feeder Fund and the Master Fund and continuing monitoring to prevent or minimize any resulting disadvantage to Feeder Fund shareholders;

     (viii)  facilitation  of  distribution  of Master  Fund proxy  solicitation materials to Feeder Fund shareholders and/or coordination with the Master Fund's officers and service providers to incorporate Master Fund proxy information into
Feeder Fund proxy solicitation materials;

     (ix)  coordination with the Master Fund's officers and service providers to enable the Feeder  Funds to compile  and  maintain  their  respective  books and records as may be legally required or reasonably necessary or prudent;

     (x) such  activities  as are  necessary  for the  design,  development  and maintenance of each Feeder Fund as a product offering to Trust shareholders;

     (xi)  providing   regular  and  special  reports,   information  and  other
educational  materials to the Board of Trustees concerning any particular Feeder
Fund-Master Fund structure or of master-feeder fund structures in general; and

     (xii)  providing such other services as are necessary or appropriate to the efficient  operation  of the Feeder Funds with  respect to their  investment  in corresponding Master Funds.

     Notwithstanding any provision herein to the contrary,  it is understood and acknowledged  that the Service Provider shall have no  responsibility to provide direct  portfolio  management  services,  including  but not  limited  to making recommendations  as to the selection of individual  investment  securities,  the amounts  thereof or the timing or nature of their  respective  purchases  and/or sales.

ARTICLE II.      ALLOCATION OF CHARGES AND EXPENSES

     (a) The Service  Provider.  The Service  Provider assumes and shall pay, or cause the Service  Provider's  Affiliate to pay, for  maintaining  the staff and personnel  necessary to perform the Service  Provider's  obligations  under this
Agreement,  and, at the Service Provider's own expense, shall provide the office space,  facilities  and  necessary  personnel to perform the services  which the
Service  Provider is obligated to provide  under  Article I hereof.  The Service
Provider  shall  pay,  or  cause  the  Service  Provider's   Affiliate  to  pay,
compensation  of all Officers of the Trust and all Trustees of the Trust who are
affiliated  persons of the Service  Provider or of an  Affiliate  of the Service
Provider.

     (b) The  Trust.  The  Trust  assumes  and shall pay or cause to be paid all other  expenses  of the  Trust  and  each  Feeder  Fund  under  this  Agreement, including,  without limitation:  (i) interest and taxes; (ii) insurance premiums for  fidelity and other  coverage  requisite  to the Trust's  operations;  (iii)
compensation and expenses of the Trust's Trustees other than those associated or affiliated  with the  Service  Provider;  (iv)  legal  and audit  expenses;  (v)
custodian and transfer  agent fees and expenses;  (vi) expenses  incident to the redemption of the Trust's shares; (vii) expenses incident to the issuance of the
Trust's  shares  against  payment  therefor  by or on behalf of the  subscribers thereto; (viii) fees and expenses, other than as herein above provided, incident to the  registration  under Federal and state  securities laws of shares of each
Fund  for  public  sale;   (ix)  expenses  of  printing  and  mailing   reports,
prospectuses,  notices and proxy  materials to  shareholders  of each Fund;  (x)
except as noted above, all other expenses  incidental to holding meetings of the
Funds' shareholders;  and (xi) such extraordinary  non-recurring expenses as may arise, including litigation, affecting a Fund and any legal obligation which the
Trust may have on behalf of a Fund to indemnify  its officers and trustees  with respect thereto.

ARTICLE III.     COMPENSATION OF THE SERVICE PROVIDER

     Master-Feeder  Services  Fees.  For the services  rendered  hereunder,  the facilities  furnished and expenses assumed by the Service Provider,  each Feeder
Fund shall pay to the Service  Provider at the end of each calendar  month a fee based upon the average  daily value of the net assets of such  Feeder  Fund,  as determined and computed in accordance with the description of the  determination of net asset value  contained in the Feeder Fund's  prospectus  and statement of additional information,  at the annual rate of twenty-five basis points (0.25%), commencing on the day following  effectiveness hereof. If this Agreement becomes effective  subsequent to the first day of a month or shall terminate  before the last day of a month, compensation for that part of the month that this Agreement is in effect shall be prorated in a manner  consistent  with the  calculation of the fee as set forth above.  Payment of the Service Provider's  compensation for the preceding  month shall be made as promptly as possible  after  completion of the computations contemplated above. During any period when the determination of net asset value is suspended by the Trustees,  the net asset value of a share as of the last  business  day prior to such  suspension  shall for this  purpose be deemed to be the net asset value at the close of each  succeeding  business  day until it is again determined.

ARTICLE IV.      LIMITATION OF LIABILITY
                 OF THE SERVICE PROVIDER

     The  Service  Provider  shall not be liable  for any error of  judgment  or mistake  of law or for  any  loss  arising  out of any  act or  omission  in the performance of the Service Provider's obligations hereunder,  except for willful misfeasance,  bad  faith or  gross  negligence  in the  performance  of  Service
Provider's  duties,  or by reason of reckless  disregard  of Service  Provider's obligations and duties hereunder.  As used in this Article IV, the term "Service
Provider"  shall  include  any  affiliates  of the Service  Provider  performing services for the Trust or a Fund contemplated hereby and partners, shareholders, directors, officers and employees of the Service Provider and such Affiliates.

ARTICLE V.       ACTIVITIES OF THE SERVICE PROVIDER

     The services of the Service  Provider to the Trust and the Funds are not to
be deemed to be exclusive,  and the Service  Provider and each Affiliate is free to  render  services  to  others.  It is  understood  that  Trustees,  officers, employees  and  shareholders  of the  Trust  and  any  Fund  are  or may  become interested  in the  Service  Provider  and  Service  Provider's  affiliates,  as directors,  officers, employees,  partners,  shareholders or otherwise, and that
the  Service  Provider  and  directors,   officers,   employees,   partners  and
shareholders of the Service  Provider and Service  Provider's  Affiliates are or
may  become  similarly  interested  in the  Trust or a Fund as  shareholders  or otherwise.

ARTICLE VI.      DURATION AND TERMINATION OF THIS AGREEMENT

     This Agreement shall become effective with respect to a Fund as of the date such Fund commences investment  operations as a Feeder Fund, and shall remain in force with  respect to such Fund for two (2) years  thereafter,  and  thereafter continue from year to year, but only so long as the Fund continues to operate as a Feeder Fund and such continuance is specifically approved at least annually by
(i) the Trustees,  and (ii) a majority of those  Trustees who are not parties to this  Agreement  or  interested  persons  of any such  party cast in person at a meeting called for the purpose of voting on such approval.

     This  Agreement may be  terminated at any time,  without the payment of any penalty,  by the Trustees or with respect to a Fund by the vote of a majority of the outstanding  voting securities of such Fund, or by the Service Provider,  on sixty  (60)  days'  written  notice to the other  party.  This  Agreement  shall automatically terminate in the event of its assignment.

ARTICLE VII.     AMENDMENTS OF THIS AGREEMENT

     This  Agreement may be amended,  with respect to all or only certain of the
Funds,  by the parties  only if such  amendment  is  specifically  approved by a majority of those  Trustees who are not parties to this  Agreement or interested persons of any such party cast in person at a meeting  called for the purpose of voting on such approval.

ARTICLE VIII.    DEFINITIONS OF CERTAIN TERMS

     The  terms  "vote  of  majority  of  the  outstanding  voting  securities,"
"assignment,"  "affiliated  persons" and "interested  person," when used in this
Agreement,  shall  have the  respective  meanings  specified  in the  Investment
Company Act and the Rules and Regulations thereunder,  subject, however, to such exemptions as may be granted by the  Securities  and Exchange  Commission  under said Act.

ARTICLE IX.      GOVERNING LAW

     This Agreement  shall be construed in accordance with the laws of the State of Delaware and the applicable  provisions of the Investment Company Act. To the extent  that  the  applicable  laws  of the  State  of  Delaware,  or any of the provisions  herein,  conflict with the  applicable  provisions of the Investment
Company Act, the latter shall control.

ARTICLE X.       LIMITATION OF OBLIGATION OF EACH FUND

     The  obligations of each Fund  hereunder  shall be limited to the assets of that Fund,  shall be separate from the  obligations  of each other series of the
Trust,  and no Fund shall be liable for the  obligations  of any other series of the Trust.

ARTICLE XI.      DISCLAIMER OF TRUSTEE
                 OR SHAREHOLDER LIABILITY

     The Service  Provider  understands  and agrees that the  obligations of the
Trust under this  Agreement are not binding upon any trustee or  shareholder  of the Trust or Fund personally,  but bind only the Trust, but only with respect to the Fund's property.  The Service Provider  represents that it has notice of the provisions  of the  Declaration  of Trust of the Trust  disclaiming  trustee  or shareholder liability for acts or obligations of the Trust.

     IN WITNESS  WHEREOF,  the parties  hereto have executed and delivered  this
Agreement as of the date first above written.  This Agreement may be executed by the parties hereto on any number of counterparts,  all of which shall constitute one and the same instrument.

                               GARTMORE VARIABLE INSURANCE TRUST

                               By:      /s/ Allan J. Oster

                               Name: Allan J. Oster

                               Title:   Assistant Secretary

                               GARTMORE SA CAPITAL TRUST

                               By:      /s/ Gerald J. Holland

                               Name: Gerald Holland

                               Title:   SVP - COO

                                   APPENDIX A

NAME OF FUND

American Funds GVIT Growth Fund
American Funds GVIT Global Growth Fund
American Funds GVIT Asset Allocation Fund
American Funds GVIT Bond Fund